UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

NewAmsterdam Pharma Company N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-41562	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gooimeer 2-35 Naarden The Netherlands	1411 DC
(Address of principal executive offices)	(Zip Code)

+31 (0) 35 206 2971

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Ordinary Shares, nominal value €0.12 per share	NAMS	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	NAMSW	The Nasdaq Stock Market LLC

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Sander Slootweg from the Board

On July 16, 2024, Sander Slootweg notified NewAmsterdam Pharma Company N.V. (the “Company”) of his decision to resign as a member of the Company’s board of directors (the “Board”) effective immediately. Mr. Slootweg’s decision to resign was not the result of any disagreement with the Company, its management, the Board or any committees thereof on any matter relating to the Company’s operations, policies or practices.

Appointments of Wouter Joustra and Mark C. McKenna to the Board

On July 16, 2024, the Board appointed Wouter Joustra and Mark C. McKenna to serve as members of the Board. Mssrs. Joustra and McKenna have joined as temporary non-executive directors until their formal appointment at the Company’s next general meeting of shareholders. The Board has determined that each of Mr. Joustra and Mr. McKenna meets the requirements to serve as an independent member of the Board under the applicable listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also appointed Mr. McKenna to serve on the audit committee and compensation committee of the Board.

Mr. Joustra serves as a General Partner at Forbion, a leading global life sciences venture capital firm with deep expertise in Europe, where his responsibilities include deal origination, general portfolio management and divestment strategies. Prior to joining Forbion in 2019, Mr. Joustra was a Senior Trader and Executive Board member of the life sciences franchise at Kempen, a European boutique investment bank, where he was responsible for managing Kempen’s trading portfolio and was involved in deal structuring, equity capital markets transactions, and larger block trades. Mr. Joustra currently serves on the board of directors of VectorY Therapeutics, Beacon Therapeutics and enGene Holdings Inc. (Nasdaq: ENGN). Mr. Woustra previously served as a member of the board of directors of several companies, including Gyroscope Therapeutics Holdings plc until the closing of its acquisition by Novartis AG in February 2022, VectivBio AG (Nasdaq: VECT) from December 2022 until the closing of its acquisition by Ironwood Pharmaceuticals, Inc. in December 2023, Aiolos Bio, Inc. until the closing of its acquisition by GSK plc in February 2024 and Forbion European Acquisition Corporation, a special purpose acquisition company, until its completion of the business combination with enGene Holdings Inc. in October 2023. Mr. Woustra holds an M.Sc. in Business Administration and a B.Sc. in International Business and Management from the University of Groningen

Mr. McKenna is the founder, Chairman and Chief Executive Officer of Mirador Therapeutics, and currently serves as Chairman of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE) and a director at Spyre Therapeutics, Inc. (Nasdaq: SYRE). In addition, Mr. McKenna serves as a venture partner at Arch Venture Partners and Senior Advisor at Fairmount Funds. Previously, Mr. McKenna was President, Chief Executive Officer and Chairman of the Board of Directors of Prometheus Biosciences, Inc., which was acquired by Merck & Co, Inc. in June 2023. Earlier, Mr. McKenna was a corporate officer of Bausch Health and served as President of its subsidiary, Salix Pharmaceuticals, Inc. Prior to Salix Pharmaceuticals, Mr. McKenna spent more than a decade in various roles with Bausch + Lomb, also a division of Bausch Health, most recently as Senior Vice President and General Manager of its U.S. Vision Care business. Mr. McKenna was Ernst & Young’s Entrepreneur of the Year in 2023 and holds a B.S. in marketing from Arizona State University and an M.B.A. from Azusa Pacific University.

Mssrs. Joustra and McKenna will be eligible to receive compensation for non-employee directors as described in the section entitled “Item 11. Executive Compensation—Director Compensation” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), filed with the SEC on February 28, 2024, which is incorporated herein by reference. Mr.

McKenna has been granted options to subscribe for 72,500 of the Company’s ordinary shares, nominal value of €0.12 per share (the “Ordinary Shares”), under the Company’s Long-Term Incentive Plan (the “Option Grant”) at an exercise price of $18.81 per share, the closing price of the Ordinary Shares on Nasdaq on the date of grant. The first 33% of the Ordinary Shares underlying the Option Grant will vest on the first anniversary of the vesting start date and the remaining shares will vest in equal monthly installments thereafter for two years, subject to Mr. McKenna’s continued service on the Board.

No family relationship exists between either Mr. Joustra or Mr. KcKenna and any of the Company’s directors or executive officers. There is no arrangement between either Mr. Joustra or Mr. McKenna and any person pursuant to which either of them was selected as a director. Mr. McKenna has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K beyond the standard indemnification agreements the Company enters into with each of director and executive officer providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law and subject to the exceptions provided in such agreements.

As previously disclosed in the Annual Report, in June 2023, certain of the Company’s investors (the “Selling Securityholders”) exercised their right pursuant to an Investor Rights Agreement, dated November 22, 2022 (the “Investor Rights Agreement”) among the Company and certain shareholders to demand an underwritten shelf takedown of the Ordinary Shares. On June 6, 2023, the Company and certain of the Selling Securityholders, including affiliates of Forbion, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC and SVB Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement related to an underwritten public offering of 13,857,415 Ordinary Shares by those certain Selling Securityholders at a public offering price of $11.50 per Ordinary Share (the “Secondary Offering”). In connection with the Secondary Offering, certain of the participating Selling Securityholders granted the Underwriters a 30-day option to purchase an additional 2,078,612 Ordinary Shares at the public offering price, less underwriting discounts and commissions, which option was partially exercised for 1,930,280 additional Ordinary Shares in connection with the closing of the Secondary Offering. The Company did not sell any Ordinary Shares in the Secondary Offering and did not receive any proceeds from the Secondary Offering. Mr. Joustra serves as a general partner of Forbion, one of the participants in the Secondary Offering.

Item 7.01	Regulation FD Disclosure.

On July 18, 2024, the Company issued a press release announcing Mr. Slootweg’s resignation from the Board and the appointments of Mssrs. Joustra and McKenna to the Board. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release, dated July 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
Michael Davidson
Chief Executive Officer

Dated: July 18, 2024